UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2018

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina (State or Other Jurisdiction of Incorporation or Organization)	1-1183 (Commission File Number)	13-1584302 (IRS Employer Identification No.)

700 Anderson Hill Road
Purchase, New York 10577
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 8.01.             Other Events.

Cash Tender Offers

On October 11, 2018, PepsiCo, Inc. (“PepsiCo”) issued a press release announcing its commencement of cash tender offers for certain outstanding notes issued by predecessors to a PepsiCo subsidiary (“Metro Notes”) and certain outstanding notes issued by PepsiCo. A copy of the press release announcing the cash tender offers is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Exchange Offers

On October 11, 2018, PepsiCo issued a press release announcing its commencement of offers to exchange Metro Notes for new PepsiCo notes. A copy of the press release announcing the exchange offers is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of PepsiCo dated October 11, 2018 entitled “PepsiCo Announces Cash Tender Offers for Certain Outstanding Notes.”

99.2	Press release of PepsiCo dated October 11, 2018 entitled “PepsiCo Announces Offers to Exchange Certain Outstanding Notes for New Notes.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2018	PepsiCo, Inc.

	By:	/s/ Cynthia A. Nastanski
		Name:	Cynthia A. Nastanski
		Title:	Senior Vice President, Corporate Law and Deputy Corporate Secretary